UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): October 5, 2010

ARIBA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26299	77-0439730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

807 11th Avenue, Sunnyvale, California	94089
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 390-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 5, 2010, Ariba, Inc. (“Ariba” or the “Company”) entered into an Asset Purchase and Sale Agreement (the “Asset Purchase Agreement”) with Accenture LLP and Accenture Global Services Limited (collectively, the “Buyers”) to sell the Company’s strategic sourcing consulting services and business processing outsourcing (BPO) assets (the “Business”) for $51 million in cash and the assumption by the Buyers of certain liabilities. The Buyers will place $12 million of the purchase price into an escrow fund, which will be released on a periodic basis based on the assignment and performance of certain customer related assets for a period equal to the longer of (i) two years and (ii) the life of certain assets. The Company expects the divested business will contribute approximately $40 million in revenue and 7 cents in non-GAAP earnings per share to its financials for the fiscal year ended September 30, 2010. At the closing of the transaction, Ariba has agreed to enter into a four year non-competition agreement with the Buyers with respect to the provision of defined services provided by the business.

The business is comprised of professional services based offerings that support customers with strategic sourcing execution, category expertise, supplier identification and outsourced transaction management. The business is aimed at delivering financial savings for customers by supporting the negotiation process and driving compliance against supplier contracts.

A copy of the Asset Purchase Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending September 30, 2010. The Asset Purchase Agreement contains customary representations, warranties, covenants and agreements made by the Company and the Buyers as of specific dates and are subject to qualifications and limitations, including by information contained in disclosure schedules that the parties exchanged upon execution of the Asset Purchase Agreement. In addition, certain representations and warranties may be subject to contractual standards of materiality that may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Stockholders are not third-party beneficiaries under the Asset Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries.

The transaction is expected to close in the first quarter of fiscal year 2011, which ends December 31, 2010, however, investors are cautioned that Ariba may not be able to complete the proposed transaction on the terms summarized above or other acceptable terms, or at all, due to a number of factors, including the failure of the parties to satisfy the closing conditions set forth in the Asset Purchase Agreement.

There are no material relationships among the Company and Buyers or any of their respective affiliates, other than with respect to the Asset Purchase Agreement and the related ancillary agreements.

For further information, please refer to the press release of the Company, dated October 6, 2010, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release of Ariba, Inc. dated October 6, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIBA, INC.

DATE: October 6, 2010	By:	/S/ AHMED RUBAIE
Ahmed Rubaie
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Ariba, Inc. dated October 6, 2010